UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
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On July 31, 2013, MGP Ingredients, Inc. (the “Company”) issued the following investor presentation.

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning the Company are available free of charge at www.sec.gov.  For a copy of final definitive materials with respect to 2013 Annual Meeting, including Amendment No. 3 of the supplement to the proxy statement, please see http://ir.mgpingredients.com/annuals.cfm.  Stockholders should carefully read the definitive proxy statement, including supplements thereto, before making any voting decision.

Investor Presentation July 31, 2013

2 Disclaimers FORWARD-LOOKING STATEMENTS SAFE HARBOR This letter contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and MGP undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or Indiana Distillery, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the viability of the Illinois Corn Processing, LLC (“ICP”) joint venture and its ability to obtain financing, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) actions of governments, (x) and consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012. IMPORTANT ADDITIONAL INFORMATION MGP Ingredients, Inc., its directors, and certain of its officers are participants in the solicitation of proxies from MGP stockholders in connection with MGP’s 2013 Annual Meeting of Stockholders. Important information concerning the identity and interests of these persons is available in the definitive proxy statement that MGP filed with the SEC on April 11, 2013 as subsequently supplemented or amended, including the amended definitive materials dated July 12, 2013. The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning MGP are available free of charge at www.sec.gov and www.mgpingredients.com. Stockholders should carefully read the definitive proxy statement, including supplements there to, before making any voting decision.

3 MGP Ingredients Meeting Participants John Speirs, Chairman • Director since 2004 and Chairman since August 2009 • Chairman and co-founder of Stellus Consulting • 35 years of experience in food and alcohol industries including in various senior leadership roles at Diageo, Pillsbury and Lever Brothers Tim Newkirk, President and CEO • CEO since March 2008, unanimously appointed by Board • Unparalleled operational and financial knowledge of business through 17 years in various roles with MGP – President (2006) and Director of Operations (2005); various operating and engineering roles from 1991 to 2000 • From 2000 to 2002 served as Vice President of Operations for High Plains Corporation, an ethanol production company • From 2002 to 2005, served as Vice President of Global Operations for Abengoa Bioenergy S.L. following its acquisition of High Plains. He was promoted to Chief Operating Officer of Abengoa Bioenergy Corporation in August, 2003 Don Tracy, VP of Finance and CFO • Vice President of Finance and Chief Financial Officer of MGP since November 2009 • From 2006 until joining MGP, he served as Chief Financial Officer at Emery Oleochemicals, a global chemical manufacturer • Prior to joining Emery Oleochemicals, held various senior finance and management positions at Brigg Industries, Tenaris Corp., National City Corporation, Ernst & Young Consulting and Proctor & Gamble Daryl Schaller Ph.D., Director • Director since 1997 • Chairman of the Human Resources and Compensation Committee and a member of the Audit Committee and Nominating and Governance Committee • Founder of Schaller Consulting • Over 25 years of experience in senior research and development roles with International Multifoods Corp. and Kellogg Co.

4 Agenda • MGP Overview • Situation Overview • MGP’s Evolution • Early Results of Transformation • Independent Directors Acting in Best Interests of All Stockholders • Cray Family Already Has Significant Control of MGP • Cray Group’s Proposals and Nominations Would Imperil Transformation and Result in Quasi-Private Company Dominated by Cray Group • Update on Relevant Litigation • Voting Information

5 MGP Overview • Leading independent supplier of premium spirits, offering flavor innovations and custom distillery blends to the beverage alcohol industry • Founded in 1941; headquarters and ingredients manufacturing and distillery production facility in Atchison, Kansas; distillery production facility in Lawrenceburg, Indiana • Key products include high quality beverage and food grade alcohols and specialty wheat proteins and starches • 270 employees • $334 million in 2012 net sales • $99 million market capitalization • Returned capital to stockholders through dividends in each of the last four years

6 Situation Overview • MGP adjourned May 23, 2013 annual meeting when Cray Family controlled Voting Trust revoked proxies on prior night – No quorum without them as Trust controls over 90% of MGP’s preferred stock – Company will recommence Annual Meeting on or before August 26th • Subsequently, Cray Group launched proxy contest to: – Increase Cray family control over MGP through series of governance structure changes – Replace independent Chairman John Speirs and independent director John Byom – Remove CEO and director Tim Newkirk • The Board formed a Special Committee which is currently reviewing strategic alternatives – Committed to evaluating all options to drive value for stockholders • All six independent directors oppose Cray Group’s self-serving agenda – Seeking shareholder support for John Speirs (the only director seat that common stockholders can vote on) and against Cray Group’s governance-related proposals – Challenging validity of Trust’s actions in District Court of Johnson County, Kansas The Decision is Clear: Support the Board and professional management in continuing MGP’s transformation and review of alternatives to create value OR Allow Cray Group to institute governance changes to increase control over MGP and block review of alternatives to drive value

7 MGP’s Evolution Under Current Board and Management Then (2005-2009) Now (2010-2013) Corporate Focus • Commodity driven model • Revenue built on volume • Focus on high-margin, value-added products • Efficient supply chain and operating systems • Focus on customer innovation Business Processes • Few centralized systems • Little planning visibility • Defined functions for sales, production, inventory and financial planning and analysis • Successful SAP installation • Advanced forecasting ability Risk Management • Inefficient commodity cost management • Ability to lock-in margins based on customer contracts • New strategic suppliers Organization/Culture • Paternalistic – family operated • Local talent • Unprepared to adapt to changing economy • Performance culture around accountability • National talent – leadership team with major Consumer Packaged Goods experience • Dynamic and flexible organization

8 0% 50% 100% 150% 200% 250% 300% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Focus on Increasing Scale and Driving Profitability Wheat Corn Net Income $20 $10 $0 ($10) ($20) ($30) ($40) ($50) $mm 281% 139% 2000 Raw Material Costs . Price of Corn / Bu: $1.85 . Price of Wheat / Bu: $3.08 Note: All net income data is quarterly. Corn and Wheat price data indexed yearly. Sources: Company Data and USDA Economic Research Service

9 Aggressive Actions to Reposition the Business Generating Clear Results • Reduction in total assets • Lower inventory levels • Reduction in net PP&E • Right sized workforce levels • Lower SG&A • Manageable levels of revolving debt • High value-added portfolio Our Actions • Exited fuel alcohol market • Discontinued sale of commodity wheat proteins and starches • Entered supply agreements with ConAgra and Bunge • Divested underperforming assets • $15 million investment in LDI Distillery acquisition

10 Transitioning to a Higher Value Portfolio 14.8% 18.3% 28.6% 64.6% FY 2005 - FY 2009 FY 2010 - FY 2012 Distillery Ingredients High Value Added Products (% of sales) 43.3% 83.0%

11 Capitalizing on Favorable Industry Dynamics • 46% of spirits industry growth in 2012 was from flavored new products • 3.6% growth in whiskey sales in 2012 – the highest rate in 30 years exceeding vodka, gin and tequila 210 249 338 401 471 2008 2009 2010 2011 2012 Growth in U.S. Craft Distillers Source: The Distilled Spirits Council of the United States MGP is positioned to capitalize on these trends and drive value for all stockholders

12 Focus on Efficiency Drives Lower Working Capital Needs 16.0% 12.6% FY 2005 - FY 2009 FY 2010 - FY 2012 Working Capital* (% of sales) Supply chain efficiencies, clear incentive systems and improved planning processes implemented under direction of current Board and management drive 45% reduction in working capital *Accounts Receivable and Inventory less Accounts Payable

13 Improving Return on Net Assets Across Portfolio -8.0% 16.4% 15.1% 19.8% FY 2005 - FY 2009 FY 2010 - FY 2012 Ingredients Distillery *Non-GAAP measure: Operating Income to Total Net Assets Return on Net Assets*

14 Delivering Early Results -$2.24 -$0.54 $0.97 $1.30 Q1/12 Q2/12 Q3/12 Q4/12 Q1/13 -$0.15 Operating Income ($ in millions)

15 Enhancing Our Platform to Drive Value Creation • Exploring alternatives to increase scale • Enhancing distribution capabilities • Improving strategic customer alignment – New blends and whiskey concepts – Prime source for craft distillers – Build inventory of aged bourbon – Vodka flavor innovations – New advances in premium food ingredients

16 Independent Directors Focused on Delivering Value to All Stockholders • All six independent directors aligned around transformation plan at MGP and supportive of current management – Includes directors elected by Cray family through preferred share ownership – Directors bring strong mix of financial, business and strategic expertise • Provide strong, active oversight of business – Record of making tough decisions to close or divest non-core operations while also investing in growth opportunities with high ROI • Formed Special Committee which is currently exploring strategic alternatives – Ensuring that all avenues to value creation are explored – Committed to acting in the best interests of all stockholders Exploring Every Alternative to Drive Profitability and Value for All Stockholders

17 Executive Compensation Aligned with Performance • Aligning pay with performance and instilling a culture of accountability have been important priorities for MGP’s Board • The Board is focused on retaining talent to continue to lead MGP in driving value • Incentive compensation, if any, is paid based on MGP’s performance in relation to economic profit (EVA) – Takes into account dollar amount of wealth created or lost by company in a reporting period • As Board members, Karen Seaberg and Cloud L. Cray, Jr. have consistently approved the compensation for MGP’s leadership team as well as its Chairman – including as recently as the July 11, 2013 Board meeting • Over 94% of votes cast approved, on an advisory basis, MGP’s “say-on-pay” proposal at the 2012 Annual Meeting • In 2012, Mr. Newkirk was entitled to a cash bonus of 125% of his base salary based on MGP’s strong performance relative to 2011, but volunteered to limit his bonus to 100% of base salary

18 Cray Family Already Has Significant Control of MGP • The Cray Group consists of: – Karen Seaberg – current Board member and granddaughter of the founder – Cloud L. “Bud” Cray, Jr., – current Board member and son of the founder – Laidacker Seaberg – former Chairman and CEO of MGP and Karen Seaberg’s husband – Certain legal entities affiliated with the Cray family • Cray family owns 27.5% of the outstanding shares of common stock and controls over 90% of the outstanding shares of preferred stock • The Cray Group elects five of the nine directors to the Board through their preferred stock ownership • A sale of the company requires Voting Trust’s approval

19 Cray Group Proposals Would Result in Quasi-Private Company • Proposals would clear path for Cray Group to control MGP’s entire Board – De-staggering the Board would allow Cray Group to remove any directors each year without reason – As the only holder of more than 10% of outstanding preferred and common stock, proposal to allow 10% holders to call special meetings is clearly in Cray Group’s sole favor – Giving stockholders the ability to fill Board vacancies provides Cray Group with another path to replace any directors disloyal to them after their appointment as holder of 27.5% of the common stock • Highly unusual, unnecessary confidential voting proposal designed to manipulate MGP – Stockholders already able to vote confidentially and MGP adopted strict policies of non-retaliation against employees for stockholder voting – Proposal would restrict MGP’s ability to solicit votes while the Cray Group would have no such restriction – Cray Group simultaneously petitioned Atchison County Court and was granted access to voting records from the adjourned Annual Meeting – a direct conflict with their proposal for confidential voting Cray Group’s Governance Changes Would Increase Their Control and Could Impair Efforts to Drive Value

20 Update on Relevant Litigation • On July 26th Atchison District Court ruled that Annual Meeting must be recommenced on or before August 26th – The Cray Group also received access to voting records for the adjourned Annual Meeting, providing the identity and voting result of each vote cast • Jackson District Court to hear case on the validity of the Voting Trust controlled by members of the Cray Group – Stockholders may now be deprived of the ability to have complete information regarding the validity of the Voting Trust prior to the recommenced Annual Meeting

21 Voting Information If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxy votes: Stockholders Call Toll-Free: (888) 750-5834 Banks and Brokers Call: (212) 750-5833 IMPORTANT Vote the White Proxy Card today!

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